Exhibit 99.1

IMMEDIATE RELEASE	August 15, 2011

NEOPROBE ANNOUNCES 2011 ANNUAL MEETING RESULTS

Sale of GDS Device Business Approved

Business Update Provided

DUBLIN, OHIO – August 15, 2011 – Neoprobe Corporation (NYSE Amex: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, today announced the results of voting at its 2011 Annual Meeting of Stockholders (the Annual Meeting).

At the Annual Meeting, Neoprobe’s stockholders:

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Approved the sale of the neoprobe® GDS gamma detection device business to Devicor Medical Products, Inc. for $30 million in upfront consideration plus an additional $20 million in potential royalties based on future sales milestones;

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Elected as Directors of the Company for the first time, Neoprobe President and CEO, Mark J. Pykett, V.M.D., Ph.D., Peter F. Drake, Ph.D. and Jess Emery Jones, M.D. for terms ending at the 2014 Annual Meeting (Drs. Drake and Jones had previously been appointed as Directors in March 2011);

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Approved an amendment to the Company’s Amended and Restated 2002 Stock Incentive Plan (the Plan) to increase the maximum number of shares under the Plan from 7 million shares to 10 million shares and to extend the term of the Plan through March 7, 2015;

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Approved an advisory vote, commonly known as "Say-on-Pay." The non-binding proposal gives stockholders the opportunity to endorse or not endorse executive pay programs and policies.  Stockholders also voted that executive compensation should be voted on every three years; and,

•	Ratified the appointment of BDO USA, LLP to act as the Company’s independent registered public accounting firm for 2011.

“More than 90% of the Company's outstanding stock was voted at this meeting," commented Dr. Pykett. "For a company with such a broad constituency of retail stockholders, this level of voter involvement is encouraging," Dr. Pykett continued. "The sale of our GDS Business was approved by 67% of the outstanding shares of the Company with 98% of the shares voting on the matter doing so in favor of the sale.  The outcome of the device unit sale improves our balance sheet substantially, de-risks our financial position in a time of market turmoil, and provides clear mandate to proceed with our strategy to re-craft the Company into a specialty radiopharmaceutical development and commercialization company."

Following the formal business portion of the Annual Meeting, Dr. Pykett and other members of the Neoprobe executive team made a series of presentations to stockholders attending the Annual Meeting on topics including lymphatic mapping, program updates for Lymphoseek® and RIGScanTM, pipeline expansion activities and a brief financial outlook for the Company following the sale of the GDS Business.  Copies of the presentation materials will be posted to the Company’s website within the next 24 to 48 hours.

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The presentations included highlights on the following milestone achievements:

•	Filed a new drug application (NDA) for Lymphoseek with the U.S. FDA
•	Completed a successful pre-investigational new drug meeting for RIGScan with the FDA
•	Filed a shelf registration on Form S-3 to allow the Company to raise capital as necessary through the sale of up to $100 million in a primary offering of securities
•	Announced Lymphoseek met all primary and secondary endpoints in the NEO3-09 clinical study
•	Established a European business unit to support regulatory, development and commercial activities in the European Union
•	Obtained stockholder approval for the sale of our GDS Business to Devicor Medical Products, Inc. for up to $50 million in total consideration
•	Advanced Lymphoseek partnering effort
•	Commenced pipeline development activities

In conclusion, Dr. Pykett said: “We have made considerable progress on the basis of strong, consistent execution in advancing Neoprobe’s strategic objectives during this year as demonstrated by the numerous milestones achieved.  We look forward to our stockholders’ continued support as we continue to focus on developing and commercializing precision diagnostics that deliver the right treatment to the right patients at the right time.”

About Neoprobe

Neoprobe Corporation (NYSE Amex: NEOP) is a biomedical company focused on development of precision diagnostics that enhance patient care and improve patient benefit.  Neoprobe is actively developing and commercializing targeted agents aimed at the identification of occult (undetected) disease.  The Company’s two lead radiopharmaceutical agent platforms – Lymphoseek® and RIGScan™ – are intended to help surgeons better identify and treat certain types of cancer.  In achieving its goals, Neoprobe’s business model leverages collaborations and partnerships with world-class institutions, manufacturing concerns and distribution entities.  Neoprobe’s strategy is to deliver superior growth and stockholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline programs through continued investment and selective acquisition or in-licensing of complementary technologies.  For more information, please visit www.neoprobe.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Contacts:

Neoprobe Corporation — Brent Larson, Sr. VP & CFO – (614) 822-2330

Investor Relations – Michael Rice, LifeSci Advisors — (201) 408-4923

Public Relations/Media Relations – Mark Marmur, Makovsky & Co. — (609) 354-8135

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